UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 29, 2017

MOSYS, INC.
(Exact Name of Registrant as Specified in Charter)

000-32929
(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

3301 Olcott Street Santa Clara, California 95054
(Address of principal executive offices, with zip code)

(408) 418-7500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 29, 2017, MoSys, Inc., or the Company, issued a press release announcing its financial results for the three and twelve months ended December 31, 2016.  A copy of this press release is furnished as Exhibit 99.1 to this report. The press release should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the release.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), management also presents information regarding the Company’s performance over comparable periods based on gross margin, operating expenses (research and development and sales, general and administrative), operating loss, net loss and net loss per share, exclusive of stock-based compensation, restructuring and impairment charges, and amortization of intangibles. Because management discloses financial measures calculated without taking into account these items, these financial measures are characterized as "non-GAAP financial measures" under Securities and Exchange Commission rules.

Stock-based compensation charges represent non-cash charges related to equity awards granted by the Company. Although these are recurring charges to the Company’s operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management’s control.  Thus, management believes that excluding these charges facilitates comparisons of the Company’s operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of intangible assets results from the value recorded for a license the Company retained to patents sold in 2011.  The amortization does not represent operating expenses ordinarily incurred by the Company with respect to its primary business activities of selling integrated circuits.  Thus, these charges are excluded from the Company’s non-GAAP financial measures to provide another basis for evaluating and comparing the Company’s performance for the three and twelve months ended December 31, 2016.

In the first quarter of 2016, the Company effected a reduction in workforce and associated operating expenses, net loss and cash burn and to realign resources, as the Company had substantially concluded development of new products, including its third generation Bandwidth Engine IC product family, and has brought these products to market in 2016. Substantially all of these restructuring charges were paid in the first quarter of 2016.

As of December 31, 2016, the Company concluded a triggering event had occurred due to the Company’s reduced market capitalization, lower than forecasted earnings in 2016 and declines in future projections and assumptions. The Company performed an interim step one assessment to identify any possible goodwill impairment. The first step of the impairment test indicated the goodwill carrying value was greater than the Company’s market value. The Company performed step two of the impairment test and determined that the goodwill was partially impaired. As a result, a non-cash impairment charge of approximately $9.9M was recorded during the three months ended December 31, 2016. The impairment charge has been presented within the consolidated statement of operations and comprehensive loss.

Management and the Company’s board of directors will continue to analyze the historical consolidated results of operations and comprehensive loss (revenue, gross margin, research and development expenses, selling, general and administrative expenses, operating loss, net loss and net loss per share), excluding stock-based compensation, charges for amortization of intangibles and restructuring and impairment charges described above, to assess the business and compare operating results to the Company's performance objectives. For example, the Company's budgeting and planning process utilizes these non-GAAP financial measures, along with other types of financial information.

The Company discloses these non-GAAP financial measures to the public as an additional means by which investors can assess the Company's performance and to identify the Company's operating results for investors on the same basis applied by management. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has furnished reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the press release furnished as Exhibit 99.1.

Moreover, although these non-GAAP financial measures adjust expense, they should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included, as appropriate, in results of operations. Management believes these expenses are a material part of the Company's operating results.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release by MoSys, Inc. dated March 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: March 29, 2017	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by MoSys, Inc. dated March 29, 2017.